As filed with the Securities and Exchange Commission on October 3, 1994

                                             Registration No.:  33-

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                    ___________

                                     FORM S-8

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                                    ___________

                               BRENCO, INCORPORATED
                (Exact name of issuer as specified in its charter)

         Virginia                                     54-0493835
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)
                                  P. O. Box 389
                           Petersburg, Virginia  23804
           (Address of principal executive offices, including zip code)

                 1988 STOCK OPTION PLAN OF BRENCO, INCORPORATED
                             (Full name of the Plan)
                                                          Copy to:
          JACOB M. FEICHTNER                    JEAN PENICK WATKINS, Esquire
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       Executive Vice President                       Mays & Valentine
             P. O. Box 389                     22nd Floor, NationsBank Center
     Petersburg, Virginia  23804                        P.O. Box 1122
            (804) 732-0202                        Richmond, Virginia  23208

  (Name, address and telephone number
         of agent for service)
                                   ___________

     Approximate date of proposed commencement of sales pursuant to the Plan:
                Upon effectiveness of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                    Proposed       Proposed
                                    Maximum        Maximum
 Title of Securities Amount to be  Offering Price  Aggregate       Amount of
 to be Registered    Registered*   Per Share*   Offering Price*  Registration
                                                                      Fee

    Common Stock
   $1.00 par value     600,000       $12.25       $7,350,000        $2,534.48


     *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of $12.25 per share, the closing price on the NASDAQ National Market System of the Registrant's shares on
September 26, 1994. This registration statement relates to the registration of additional shares under the Plan pursuant to General Instruction E of this form.
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     The contents of the earlier registration statement (Registration
No. 33-31361) filed with the Commission on October 3, 1989, covering shares of the Registrant's stock to be issued under its 1988 Stock Option Plan are incorporated herein by reference.
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                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.  Incorporation of Documents by Reference.

     The Company will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees eligible to participate in the Plan.
     The following documents filed by the Company with the Commission are hereby incorporated herein by reference:

     (a)   Annual Report on Form 10-K for the fiscal year ended
December 31, 1993, filed pursuant to Section 13 of the 1934 Act;

     (b)   Quarterly Reports on Form 10-Q for the Quarters Ended
March 31, 1994, and June 30, 1994, filed pursuant to Section 13 of the 1934 Act; and

     (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 10 dated June 5, 1959, as amended by Form 8-K dated July 24, 1959, and any amendment or report filed subsequent thereto for the purpose of updating such description.

     All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

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Item 5.  Interests of Named Experts and Counsel.

     The financial statements and schedules listed in the index on pages 8 and 9 of Brenco's 1993 Form 10-K Annual Report filed pursuant to Section 13 of the 1934 Act, all of which have been incorporated by reference into this Registration Statement, have been audited by McGladrey & Pullen, independent public accountants, for the fiscal year ended December 31, 1993, whose report thereon is incorporated Registration Statement by reference, and has been so incorporated herein by reference in reliance upon the report of McGladrey & Pullen given upon their authority as experts in accounting and auditing.

     The legality of the Common Stock to be issued by the Company pursuant to the Plan has been passed upon for the Company by Mays & Valentine, NationsBank Center, 1111 East Main Street,
P.O. Box 1122, Richmond, Virginia 23219.  As of
September 28, 1994, Charles L. Reed, senior counsel to
Mays & Valentine and formerly Chairman of the Board of the Company, beneficially owned 46,500 shares of the Company's Common Stock and Michael Armstrong, a partner in the firm, beneficially owned 6,000 shares of the Company's Common Stock in his capacity as trustee under various trusts. As of that date, other lawyers in the firm beneficially owned 1,340 shares of the Company's Common Stock in the aggregate.

Item 6.  Indemnification of Directors and Officers.

     Refer to earlier registration statement (Registration No. 33-31361),
Item 19.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     An index of Exhibits appears at page 7 hereof.

Item 9.  Undertakings.

     Refer to earlier Registration Statement (Registration No. 33-31361),
Item 21.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, Commonwealth of Virginia, on the 29th day of September, 1994.

                                        BRENCO, INCORPORATED


                                        By */s/ Needham B. Whitfield

                                              Needham B. Whitfield
                                            Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of September, 1994.

          Signature                                     Title

*/s/ Needham B. Whitfield           Chairman of the Board and Chief Executive
         Needham B. Whitfield            Officer and Director
                                         (Principal Executive Officer)

*/s/ J. Craig Rice                  President, Chief Operating Officer and
         J. Craig Rice                   Director

/s/ Jacob M. Feichtner              Executive Vice President,
        Jacob M. Feichtner               Secretary and Treasurer and
                                         Director (Principal Financial
                                         and Accounting Officer)

*/s/ Steven M. Johnson                   Director
        Steven M. Johnson

*/s/ John C. Kenny                       Director
        John C. Kenny

*/s/ James M. Wells, III                 Director
        James M. Wells, III

*/s/ Frederic W. Yocum, Jr.              Director
        Frederic W. Yocum, Jr.


*By: Jacob M. Feichtner
        Jacob M. Feichtner
          Attorney-in-Fact
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                                   EXHIBIT INDEX


Exhibit 5................   Opinion of Mays & Valentine dated
                            September 30, 1994, with respect
                            to the validity of the common stock
                            offered pursuant to the Plan,
                            filed herewith.

Exhibit 24(a)............   Consent of Mays & Valentine contained
                            in their opinion filed as Exhibit 5 hereto.

Exhibit 24(b)............   Consent of McGladrey & Pullen, Independent
                            Public Accountants dated September 30, 1994, filed herewith.

Exhibit 25...............   Powers of Attorney of directors of
                            Brenco, Incorporated accompanied by a
                            certified copy of Board Resolutions
                            relating to such Power of Attorney,
                            filed herewith.






























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                                                       Exhibit 5
                                                       Exhibit 24(a)

                       September 30, 1994




Brenco, Incorporated
P. O. Box 389
Petersburg, Virginia  23804

Gentlemen:

          You propose to file today with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") relating to 600,000 shares of Brenco, Incorporated Common Stock, $1.00 par value (the "Common Stock"), pursuant to the Company's 1988 Stock Option Plan (the "Plan").
The shares of Common Stock to be issued by the Company pursuant to the Plan will be authorized but unissued shares (the "Shares").

          We have been requested to furnish an opinion regarding certain legal matters to be included as an exhibit to the Registration Statement. The opinion set out below is rendered as of the date hereof and its applicability on any future date is conditioned upon the nonoccurrence of any event which would affect the validity of the issuance of Brenco Common Stock covered by the Registration Statement.

          In connection with this opinion, we have examined, such records and documents as we have deemed relevant and necessary in order to render this opinion.

          Subject to the foregoing we are of the opinion that:

          1. The shares of Common Stock that may be issued by the Company under the Plan and that are covered by the Registration Statement, when issued for the consideration provided for and in the manner and under the conditions set forth in the Plan, will be validly issued, fully paid and nonassessable; and

          2. The Plan is not subject to any provisions of the Employee Retirement Security Act of 1974 as amended.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel" therein.

                              Very truly yours,

                              MAYS & VALENTINE
                                      8
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                                                  Exhibit 24(b)

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1988 Stock Option Plan of Brenco, Incorporated (the "Company"), of our report dated January 31, 1994, on our audits of the consolidated balance sheets of the Company and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993, which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993.

We also consent to the reference to our firm under the caption
"Item 5. Interests of Named Experts and Counsel."




                                   McGladrey & Pullen


Richmond, Virginia
September 30, 1994























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                                                       Exhibit 25

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each undersigned director of BRENCO, INCORPORATED, a corporation organized under the laws of the Commonwealth of Virginia (the "Corporation") hereby constitutes and appoints Needham B. Whitfield and Jacob M. Feichtner (with full power to each of them to act alone) as true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933 of 600,000 shares of common stock of the Corporation in connection with stock options issued by the Corporation under its 1988 Stock Option Plan, as amended; granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each undersigned director has hereunto set his hand and seal, as of the date specified.

Dated:    July 22, 1994


/s/ Needham B. Whitfield           /s/ J. Craig Rice
Needham B. Whitfield               J. Craig Rice



/s/ Jacob M. Feichtner             /s/ James M. Wells, III
Jacob M. Feichtner                 James M. Wells, III



/s/ Steven M. Johnson              /s/ Frederic W. Yocum, Jr.
Steven M. Johnson                  Frederic W. Yocum, Jr.


/s/ John C. Kenny
John C. Kenny
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                      BRENCO, INCORPORATED


     FURTHER RESOLVED, that each Director or officer who may be required to execute the Statement or any related documents or any amendments thereto (whether on behalf of the corporation or as an officer or director thereof) is hereby authorized to execute a power of attorney appointing NEEDHAM B. WHITFIELD and JACOB M. FEICHTNER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute and deliver the Statement and related documents and amendments on his behalf and on behalf of the corporation and to act on his behalf and on behalf of the corporation in all matters relating to the registration of the Stock under the Act, as fully to all intents and purposes as if he himself were personally present;

      The undersigned officer certifies that the above-resolution was adopted by the Board of Directors of the Registrant on July 22, 1994.


                                   Brenco, Incorporated



                                   by: /s/ Jacob M. Feichtner
                                        Jacob M. Feichtner
                                        Executive Vice President,
                                        Secretary and Treasurer


















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